UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2025

SANARA MEDTECH INC.
(Exact name of registrant as specified in its charter)

Texas	001-39678	59-2219994
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1200 Summit Avenue, Suite 414 Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 529-2300

(Former name or former address, if changed since last report)

Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SMTI	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 22, 2025, Sanara MedTech Inc. (the “Company”) held its Annual Meeting of Shareholders (the “Annual Meeting”). A total of 6,781,075 shares of the Company’s common stock were present in person or represented by proxy at the Annual Meeting. The matters submitted for a vote and the related results are set forth below. A more detailed description of the proposals was included in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) on April 21, 2025 (the “Proxy Statement”).

Proposal 1: Election of (i) Ronald T. Nixon, (ii) Robert A. DeSutter, (iii) Roszell Mack III, (iv) Eric D. Major, (v) Keith G. Myers, (vi) Sara N. Ortwein, (vii) Ann Beal Salamone and (viii) Eric D. Tanzberger to the Board of Directors of the Company, each to serve for a one-year term until the annual meeting of shareholders to be held in 2026 and until his or her successor is elected and qualified.

Nominee	Votes Cast For	Votes Withheld	Broker Non-Votes
Ronald T. Nixon	5,893,788	3,500	883,787
Robert A. DeSutter	5,845,072	52,216	883,787
Roszell Mack III	5,892,849	4,439	883,787
Eric D. Major	5,893,995	3,293	883,787
Keith G. Myers	5,888,364	8,924	883,787
Sara N. Ortwein	5,885,595	11,693	883,787
Ann Beal Salamone	5,733,678	163,610	883,787
Eric D. Tanzberger	5,877,374	19,914	883,787

Proposal 2: Ratification of the appointment of Weaver and Tidwell, L.L.P. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

Votes Cast For	Votes Cast Against	Abstentions
6,778,246	962	1,867

The proposals described above were acted upon by the Company’s shareholders at the Annual Meeting and received a sufficient number of votes to be approved.

Item 7.01 Regulation FD Disclosure.

On May 27, 2025, the Company posted an updated investor presentation (the “Presentation”) on the Investor Relations section of the Company’s website, www.sanaramedtech.com. A copy of the Presentation is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The information contained in the Presentation is summary information that is intended to be considered in the context of the Company’s filings with the SEC and other public announcements that the Company may make, by press release or otherwise, from time to time. The Company undertakes no duty or obligation to publicly update or revise the information contained in the Presentation, although it may do so from time to time as its management believes is warranted.

The Company may post important information, including updated investor presentations, news releases, announcements and other statements about its business and results of operations, that may be deemed material to investors on the Investor Relations section of the Company’s website, www.sanaramedtech.com, as a means for complying with the Company’s disclosure obligations under Regulation FD. Investors should monitor the Investor Relations section of the Company’s website in addition to following the Company’s press releases, filings with the SEC, public conference calls and webcasts.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section. Further, the information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filing. Item 7.01 of this Current Report on Form 8-K will not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely by Regulation FD.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Investor Presentation (furnished pursuant to Item 7.01).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 28, 2025

Sanara MedTech Inc.

	By:	/s/ Elizabeth B. Taylor
	Name:	Elizabeth B. Taylor
	Title:	Chief Financial Officer